Exhibit 99.1

Greg Parker
Investor Relations
210.220.5632
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
October 26, 2016

CULLEN/FROST REPORTS THIRD QUARTER RESULTS

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported third quarter 2016 results. The company’s net income available to common shareholders for the third quarter of 2016 was $78.2 million, compared to $73.8 million in the third quarter 2015. On a per-share basis, net income was $1.24 per diluted common share, compared to $1.17 per diluted common share reported a year earlier for the third quarter of 2015. Returns on average assets and average common equity were 1.07 percent and 10.31 percent, respectively, compared to 1.04 percent and 10.73 percent, respectively, for the same period a year earlier.

For the third quarter of 2016, net interest income on a taxable-equivalent basis increased 4.5 percent to $235.7 million, compared to $225.6 million reported for the same quarter of 2015. Average loans for the third quarter of 2016 increased $95.5 million, to $11.5 billion, from the $11.4 billion reported for the third quarter a year earlier. Average deposits for the quarter were $24.7 billion compared to $24.1 billion reported for last year's third quarter.

“I'm pleased with the strong results we're reporting for the third quarter,” said Cullen/Frost Chairman and CEO Phil Green. “Overall improved conditions and the positive steps we have taken led to increased profitability.

“We also continue to see positive results of our approach to working with customers, which served us well through the challenges of the past several months,” Green said. “We have enhanced the award-winning Frost customer experience by providing new mobile and online financial services to customers while also opening five new financial centers in the third quarter in attractive, growing markets.”

For the first nine months of 2016, net income available to common shareholders was $214.5 million, or $3.42 per diluted common share, compared to $215.0 million, or $3.39 per diluted common share, for the first nine months of 2015. Returns on average assets and average common equity for the first nine months of 2016 were 1.01 percent and 9.87 percent, respectively, compared to 1.03 percent and 10.47 percent for the same period in 2015.

Noted financial data for the third quarter of 2016 follows:

•
The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios were 12.40 percent, 13.24 percent and 14.86 percent at September 30, 2016, respectively, and continue to be in excess of well-capitalized levels. Our current capital ratios exceed Basel III fully phased-in requirements.

•
Net-interest income on a taxable equivalent basis for the third quarter of 2016 totaled $235.7 million, an increase of 4.5 percent, compared to $225.6 million for the same period a year ago. The net interest margin was 3.53 percent for the third quarter of 2016, a 5 basis point increase over the 3.48 percent reported for the third quarter of 2015 and a 4 basis point decrease from the 3.57 percent reported for the second quarter of 2016. A shift in the mix of earning assets to higher yielding assets, including loans and investments and the Federal Reserve's 25-basis-point rate increase in December positively affected the net interest margin compared to a year ago.

•
Non-interest income for the third quarter of 2016 totaled $82.1 million, a decrease of $1.3 million, or 1.5 percent, compared to $83.4 million reported for the third quarter of 2015. Most of the decrease was due to a $2.2 million decline in Other Income from last year's third quarter, which included a $2.1 million gain recognized from the sale of foreclosed and other assets. Additionally, insurance commissions and fees were down $734,000 to $11.0 million for the third quarter of 2016. These decreases were offset in part by trust and investment management fees at $26.5 million, up $861,000, or 3.4 percent, from the third quarter of 2015. Investment fees increased $993,000, oil and gas fees were up $109,000 and real estate fees were down $267,000 compared to the third quarter last year.

•
Non-interest expense was $180.5 million for the third quarter, up $4.9 million, or 2.8 percent, compared to the $175.6 million reported for the third quarter a year earlier. Total salaries did not change significantly from the third quarter last year. Normal annual merit and market increases were offset by a decrease in incentive compensation. Employee benefits were up $1.6 million due primarily to a $1.1 million increase in medical insurance expense. Net occupancy expense rose $822,000, or 4.7 percent, mostly due to the impact of new financial centers combined with One Frost, the company's new operations and support center. Furniture and equipment increased $1.7 million, or 10.4 percent, primarily related to software maintenance expense -- up by $1.2 million -- and an increase in depreciation on furniture and equipment of $789,000 from the third quarter of 2015. Most of this increase in depreciation was due to One Frost and the new financial centers.

•
For the third quarter of 2016, the provision for loan losses was $5.0 million, and net charge-offs were $5.0 million. That compares with $6.8 million and $3.0 million, respectively, for the third quarter of 2015. For the second quarter of 2016, the provision for loan losses was $9.2 million, and net charge-offs were $21.4 million. The allowance for loan losses as a percentage of total loans was 1.29 percent at September 30, 2016, compared to 0.97 percent at the end of the third quarter 2015 and 1.29 percent at the end of the second quarter of 2016. Non-performing assets were $100.9 million at the end of the third quarter 2016, compared to $58.2 million at the end of the third quarter of 2015 and $89.5 million at the end of the second quarter of 2016.

Cullen/Frost Bankers, Inc. will host a conference call on Wednesday, October 26, 2016, at 10 a.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a “listen only” mode at 1-800-944-6430. Digital playback of the conference call will be available after 2 p.m. CT until midnight Sunday, October 30, 2016 at 855-859-2056 with Conference ID # of 99290510. The call will also be available by webcast at the URL listed below and available for playback after 2 p.m. CT. After entering the Web site, www.frostbank.com, scroll down to the bottom of the home page. Under Company Information, click on Investor Relations.

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $29.6 billion in assets at September 30, 2016. One of the 50 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.

•	Volatility and disruption in national and international financial and commodity markets.

•	Government intervention in the U.S. financial system.

•	Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, securities market and monetary fluctuations.

•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply.

•	The soundness of other financial institutions.

•	Political instability.

•	Impairment of our goodwill or other intangible assets.

•	Acts of God or of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Changes in consumer spending, borrowings and savings habits.

•	Changes in the financial performance and/or condition of our borrowers.

•	Technological changes.

•	Acquisitions and integration of acquired businesses.

•	The ability to increase market share and control expenses.

•	Our ability to attract and retain qualified employees.

•	Changes in the competitive environment in our markets and among banking organizations and other financial service providers.

•
The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	Changes in the reliability of our vendors, internal control systems or information systems.

•	Changes in our liquidity position.

•	Changes in our organization, compensation and benefit plans.

•
The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	Our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2016			2015
	3rd Qtr	2nd Qtr(2)	1st Qtr(2)	4th Qtr	3rd Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$194,507	$190,502	$189,724	$186,139	$186,981
Net interest income (1)	235,665	230,158	229,173	225,649	225,553
Provision for loan losses	5,045	9,189	28,500	34,000	6,810
Non-interest income:
Trust and investment management fees	26,451	26,021	25,334	26,289	25,590
Service charges on deposit accounts	20,540	19,865	20,364	20,686	20,854
Insurance commissions and fees	11,029	9,360	15,423	12,398	11,763
Interchange and debit card transaction fees	5,435	5,381	5,022	5,075	5,031
Other charges, commissions and fees	10,703	10,069	9,053	8,981	10,016
Net gain (loss) on securities transactions	(37)	—	14,903	(107)	(52)
Other	7,993	7,321	6,044	9,833	10,176
Total non-interest income	82,114	78,017	96,143	83,155	83,378

Non-interest expense:
Salaries and wages	79,411	78,106	79,297	78,247	79,552
Employee benefits	17,844	17,712	20,305	15,970	16,210
Net occupancy	18,202	18,242	17,187	16,800	17,380
Furniture and equipment	17,979	17,978	17,517	16,904	16,286
Deposit insurance	4,558	4,197	3,657	3,667	3,676
Intangible amortization	586	619	664	766	816
Other	41,925	42,591	40,532	41,045	41,649
Total non-interest expense	180,505	179,445	179,159	173,399	175,569
Income before income taxes	91,071	79,885	78,208	61,895	87,980
Income taxes	10,852	8,378	9,392	3,657	12,130
Net income	80,219	71,507	68,816	58,238	75,850
Preferred stock dividends	2,016	2,015	2,016	2,016	2,016
Net income available to common shareholders	$78,203	$69,492	$66,800	$56,222	$73,834

PER COMMON SHARE DATA
Earnings per common share - basic	$1.24	$1.12	$1.07	$0.90	$1.18
Earnings per common share - diluted	1.24	1.11	1.07	0.90	1.17
Cash dividends per common share	0.54	0.54	0.53	0.53	0.53
Book value per common share at end of quarter	47.98	48.22	45.94	44.30	44.32

OUTSTANDING COMMON SHARES
Period-end common shares	62,891	62,049	61,984	61,982	62,282
Weighted-average common shares - basic	62,450	61,960	61,929	62,202	62,629
Dilutive effect of stock compensation	691	497	70	648	690
Weighted-average common shares - diluted	63,141	62,457	61,999	62,850	63,319

SELECTED ANNUALIZED RATIOS
Return on average assets	1.07%	0.99%	0.96%	0.78%	1.04%
Return on average common equity	10.31	9.70	9.55	8.07	10.73
Net interest income to average earning assets (1)	3.53	3.57	3.58	3.43	3.48

(1) Taxable-equivalent basis assuming a 35% tax rate
(2) Certain items in prior financial statements have been reclassified to conform to the current presentation in connection with the early adoption of a new accounting standard which requires all income tax effects related to settlements of share-based payment awards be reported in earnings as an increase or decrease to income tax expense.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2016			2015(1)
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$11,457	$11,537	$11,498	$11,371	$11,362
Earning assets	27,051	26,183	25,943	26,409	25,979
Total assets	29,132	28,240	28,081	28,555	28,065
Non-interest-bearing demand deposits	10,002	9,617	10,059	10,539	10,262
Interest-bearing deposits	14,650	14,405	13,897	13,916	13,836
Total deposits	24,652	24,022	23,956	24,455	24,098
Shareholders' equity	3,161	3,025	2,958	2,907	2,875

Period-End Balance:
Loans	$11,581	$11,584	$11,542	$11,487	$11,359
Earning assets	27,466	26,789	26,298	26,431	26,224
Goodwill and intangible assets	662	662	663	663	664
Total assets	29,603	28,976	28,400	28,566	28,340
Total deposits	25,108	24,287	24,157	24,344	24,324
Shareholders' equity	3,162	3,137	2,992	2,890	2,905
Adjusted shareholders' equity (2)	2,946	2,855	2,813	2,776	2,771

ASSET QUALITY
($ in thousands)
Allowance for loan losses:	$149,773	$149,714	$161,880	$135,859	$110,373
As a percentage of period-end loans	1.29%	1.29%	1.40%	1.18%	0.97%

Net charge-offs:	$4,986	$21,355	$2,479	$8,514	$3,044
Annualized as a percentage of average loans	0.17%	0.74%	0.09%	0.30%	0.11%

Non-performing assets:
Non-accrual loans	$96,833	$85,130	$177,455	$83,467	$55,452
Restructured loans	1,946	1,946	—	—	—
Foreclosed assets	2,158	2,375	2,572	2,255	2,778
Total	$100,937	$89,451	$180,027	$85,722	$58,230
As a percentage of:
Total loans and foreclosed assets	0.87%	0.77%	1.56%	0.75%	0.51%
Total assets	0.34	0.31	0.63	0.30	0.21

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	12.40%	11.90%	11.82%	11.37%	11.57%
Tier 1 Risk-Based Capital Ratio	13.24	12.73	12.66	12.38	12.61
Total Risk-Based Capital Ratio	14.86	14.36	14.39	13.85	13.96
Leverage Ratio	8.18	8.13	7.96	7.79	7.91
Equity to Assets Ratio (period-end)	10.68	10.82	10.54	10.12	10.25
Equity to Assets Ratio (average)	10.85	10.71	10.53	10.18	10.24

(1) Certain items in prior financial statements have been reclassified to conform to the current presentation in connection with the adoption of a new accounting standard that requires unamortized debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability.

(2) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	Nine Months Ended
	September 30,
	2016	2015
CONDENSED INCOME STATEMENTS

Net interest income	$574,733	$550,493
Net interest income (1)	694,997	662,386
Provision for loan losses	42,734	17,845
Non-interest income:
Trust and investment management fees	77,806	79,223
Service charges on deposit accounts	60,769	60,664
Insurance commissions and fees	35,812	36,528
Interchange and debit card transaction fees	15,838	14,591
Other charges, commissions and fees	29,825	28,570
Net gain (loss) on securities transactions	14,866	176
Other	21,358	25,823
Total non-interest income	256,274	245,575

Non-interest expense:
Salaries and wages	236,814	232,257
Employee benefits	55,861	53,776
Net occupancy	53,631	48,890
Furniture and equipment	53,474	47,469
Deposit insurance	12,412	10,852
Intangible amortization	1,869	2,559
Other	125,048	124,516
Total non-interest expense	539,109	520,319
Income before income taxes	249,164	257,904
Income taxes	28,622	36,814
Net income	220,542	221,090
Preferred stock dividends	6,047	6,047
Net income available to common shareholders	$214,495	$215,043

PER COMMON SHARE DATA
Earnings per common share - basic	$3.44	$3.41
Earnings per common share - diluted	3.42	3.39
Cash dividends per common share	1.61	1.57
Book value per common share at end of quarter	47.98	44.32

OUTSTANDING COMMON SHARES
Period-end common shares	62,891	62,282
Weighted-average common shares - basic	62,114	62,946
Dilutive effect of stock compensation	448	736
Weighted-average common shares - diluted	62,562	63,682

SELECTED ANNUALIZED RATIOS
Return on average assets	1.01%	1.03%
Return on average common equity	9.87	10.47
Net interest income to average earning assets (1)	3.56	3.45

(1) Taxable-equivalent basis assuming a 35% tax rate

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	As of or for the
	Nine Months Ended
	September 30,
	2016	2015(1)
BALANCE SHEET SUMMARY ($ in millions)
Average Balance:
Loans	$11,497	$11,233
Earning assets	26,395	25,801
Total assets	28,489	27,893
Non-interest-bearing demand deposits	9,894	10,059
Interest-bearing deposits	14,318	13,842
Total deposits	24,212	23,901
Shareholders' equity	3,048	2,891

Period-End Balance:
Loans	$11,581	$11,359
Earning assets	27,466	26,224
Goodwill and intangible assets	662	664
Total assets	29,603	28,340
Total deposits	25,108	24,324
Shareholders' equity	3,162	2,905
Adjusted shareholders' equity (2)	2,946	2,771

ASSET QUALITY ($ in thousands)
Allowance for loan losses:	$149,773	$110,373
As a percentage of period-end loans	1.29%	0.97%

Net charge-offs:	$28,820	$7,014
Annualized as a percentage of average loans	0.33%	0.08%

Non-performing assets:
Non-accrual loans	$96,833	$55,452
Restructured loans	1,946	—
Foreclosed assets	2,158	2,778
Total	$100,937	$58,230
As a percentage of:
Total loans and foreclosed assets	0.87%	0.51%
Total assets	0.34	0.21

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	12.40%	11.57%
Tier 1 Risk-Based Capital Ratio	13.24	12.61
Total Risk-Based Capital Ratio	14.86	13.96
Leverage Ratio	8.18	7.91
Equity to Assets Ratio (period-end)	10.68	10.25
Equity to Assets Ratio (average)	10.70	10.36

(1) Certain items in prior financial statements have been reclassified to conform to the current presentation in connection with the adoption of a new accounting standard that requires unamortized debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability.

(2) Shareholders' equity excluding accumulated other comprehensive income (loss).